EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of TenthGate Incorporated for the year ending July 31, 2006, I, Tim Novak, Chief Executive Officer and Chief Financial Officer of TenthGate Incorporated hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending July 31,2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Yearly Report on Form 10-KSB for the year ended July 31, 2006, fairly represents in all material respects, the financial condition and results of operations of TenthGate Incorporated

Date: October 30, 2006

TenthGate Incorporated

By: /s/ Tim Novak
Tim Novak Chief Executive Officer and Chief Financial Officer